SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2006

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572 (Commission File Number)	13-1166910 (IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a meeting of the Board of Directors of Phillips-Van Heusen Corporation held on September 21, 2006, the Board appointed Bruce Goldstein as Vice President and Controller, effective September 27, 2006.  Mr. Goldstein, 45, has been with the Company since 1990 and has been serving as the Assistant Corporate Controller since June 2003.  From May 2000 to May 2003, he was Group Vice President, Accounting and Financial Reporting.  The Company intends to enter into an employment agreement with Mr. Goldstein that is substantially the same as the employment agreements with its “Senior Executive Group”, as described in its definitive Schedule 14A (proxy statement for its 2006 annual meeting) filed with the SEC on May 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer Mark D. Fischer, Vice President
Date: September 27, 2006